KLEIN RETAIL CENTERS, INC.

Up to 3,000,000 Shares of Common Stock

DEALER MANAGER AGREEMENT

September _____, 2009

Joel R. Blumenschein, President
Freedom Investors Corp
333 Bishops Way, Suite 122
Brookfield, Wisconsin  53005

Dear Mr. Blumenschein:

Klein Retail Centers, Inc., a Delaware corporation (the “Company”), is registering for public sale a maximum of 3,000,000 shares of its common stock, par value $0.0001 per share (the “Shares), to be issued and sold for $5.00 per Share at an aggregate purchase price of $15,000,000.00 (the “Offering”). There shall be a minimum purchase by any one person of ______ Shares (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Freedom Investors Corp. (the “Dealer Manager”). Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

1.             Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Soliciting Dealer Agreement in the form attached to this Agreement as Exhibit A (you and said dealers being hereinafter sometimes referred to collectively as the “Dealers”) that:

1.1           A Prospectus with respect to the Company and the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the Shares. Copies of such Prospectus and each amendment thereto have been or will be delivered to the Dealer Manager. (The Prospectus and any amendments thereto hereinafter referred to as the “Prospectus”),

1.2           The Company has been duly and validly organized and formed as a corporation, and is validly existing in good standing, under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.

1.3           The Prospectus complies with the Securities Act and the Rules and Regulations and does not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein. In making the representations and warranties required herein (including without limitation, that made pursuant to Section 3.4) you may, as to factual matters, rely upon certificates, statements, letters, representations and affidavits of officers of the Company, your officers, any other records of the Company, certificates of public officials, and letters of independent certified public accountants.  With respect to the opinions required herein, “known to us”, “to the best of our knowledge” or any like phrase or reference shall mean to the best of your knowledge after due inquiry and investigation; “due inquiry and investigation” shall include only (i) discussions, inquiries and conferences with officials and agents of the Company occurring in connection with your relationship with the Company, (ii) review of certain corporate records, documents and proceedings of the Company as is provided to you by the Company, and (iii) review of files maintained by you relating to the Company. “Due inquiry and investigation” shall not mean or imply any independent verification of any factual matter of which you become aware as a result of the aforementioned discussions, inquiries, conferences and reviews.

1.4           The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6           There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.7           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.8           The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.9           At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.             Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1           It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Prospectus, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

2.2           It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required.  The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification. The Company further represents and warrants to, and agrees with, you as follows:

(a) The Company will take all necessary action and file all forms and documents necessary (“Blue Sky Application”) to either qualify or register the Shares for sale or exempt the Shares from such qualification or registration in the State of Wisconsin and such other jurisdictions as are agreed upon in writing between you and the Company; the Company will take all necessary action and file all forms and documents necessary to either qualify or register the Shares for sale or exempt the Shares from such qualification or registration in such other states as you and the Company shall agree upon in writing. (b) The Company or its counsel will provide you or your counsel with copies, at the time they are filed, of all correspondence, applications, forms, and other documents filed with each jurisdiction where the Shares are to be registered or qualified or offered in an exempt transaction; upon receipt of notification by the Company of the qualification, registration, or exemption of the Shares by an applicable jurisdiction, the Company or its counsel will promptly notify you or your counsel in writing of such action, which writing shall summarize the conditions and other requirements imposed by such jurisdiction in granting such qualification, registration or exemption, including offeree qualification or suitability and broker-dealer and agent registration requirements applicable to the conduct of the Offering; you shall not offer or sell the Shares in any jurisdiction until receipt of such written notification from the Company or its counsel.

(c) In each jurisdiction where the Shares have been registered or qualified or is offered or sold in an exempt transaction as provided above, the Company will make and file such statements, documents, materials, and reports in each year as are or may be required to be made or filed either by the Company under the laws of such jurisdiction.

(d) The Company will promptly provide to you for delivery to all offerees and purchasers and their representatives, if any, any additional information, documents and instruments which you or the Company deem necessary to comply with the rules, regulations, and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those jurisdictions where the Shares is to be offered or sold.

2.3           If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other Prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus which will correct such statement or omission.  The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.            Obligations and Compensation of Dealer Manager

3.1              The Company hereby appoints the Dealer Manager as its exclusive agent and principal distributor for the purpose of selling for cash up to a maximum of 3,000,000 Shares through Dealers, all of whom shall be members in good standing of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of FINRA; (ii) it will at all times maintain and employ an adequate number administrative personnel (who shall be acceptable to the Company) to fulfill its obligations under this agreement and any supplemental or successor agreement and shall be solely responsible for the compensation of such personnel. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated for any reason, except as set forth below, the Company will pay (directly or by reimbursement) all costs and expenses incurred in connection with the offering, including (a) all costs, fees and expenses (other than certain legal fees of your counsel and other out-of-pocket expenses incurred by you, as provided below) incurred in connection with the performance of the Company's obligations hereunder, including, without limiting the generality of the foregoing, all costs and expenses incurred in connection with the registration or qualification of the Shares for sale pursuant the securities or “blue sky” laws and regulations of any state and the preparation, printing, filing and distribution of the Prospectus and all amendments and supplements thereto, all in such quantities as you, on behalf of the Dealers, may reasonably require; (b) all costs, fees and expenses of the Company's counsel, independent public accountants, and transfer agent(s); all transfer taxes, if any, with respect to transfer, sale and delivery of the Shares, and printing of certificates representing any and all of the foregoing securities; and (c) your reasonable out-of-pocket expenses incurred in connection with the Offering, promptly upon demand, including fees and expenses of your counsel; provided, however, that, without the consent of the Company, such payment or reimbursement of legal fees and expenses shall not exceed in the aggregate $____________, and reimbursement of other out-of-pocket expenses shall not exceed in the aggregate $__________. The Company will be responsible for payment of such other costs incurred by it in connection with the Offering as shall be agreed between the Company and the Dealer Manager. You and your employees and representatives have all required licenses and registrations to act under this Agreement and have established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.  The Dealer Manager agrees to be bound by the terms of the Escrow Agreement, a copy of which is attached as Exhibit “B” (the “Escrow Agreement”).

3.2           Promptly after the effective date of this agreement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3           Except as provided in the “Plan of Distribution” Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager a fee of up to ____% of gross proceeds of the Offering (“Dealer Manager Fee”), before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, the Dealer Manager may re-allow a portion of the Dealer Manager Fee in an aggregate amount not to exceed the maximum permitted under the FINRA and NASAA REIT Guidelines to broker-dealers participating in the distribution of the Offering. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until the gross proceeds of the Shares sold are disbursed to the Company pursuant to the Escrow Agreement. The Company will not be liable or responsible to any Dealer for direct authorization of payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for authorizing payment of commissions to Dealers. Total underwriting compensation, including the Dealer Manager Fee and underwriter expense reimbursement, if any, may not exceed the maximum amount allowed under the rules of FINRA.

3.4           The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that, to the best of its knowledge, the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary Prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.5           The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.

3.6           The Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company for whose account Shares are then offered for sale, and such list of jurisdictions shall be updated by the Company as additional states are added. The Company shall specify only such jurisdictions in which the offering and sale of its Shares has been authorized by appropriate state regulatory authorities. No Shares shall be offered or sold for the account of the Company in any other states. See Section 2.2.

3.7           The Dealer Manager represents and warrants to the Company that it will not represent or imply that the escrow agent, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will it use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

4.             Indemnification

4.1           The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Prospectus or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, if used prior to the effective date of the agreement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.  Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. effective May 7, 2007, as amended (the “NASAA REIT Guidelines”). In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(c)
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

4.2           The Dealer Manager will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Prospectus , or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Prospectus or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, if used prior to the effective date of this agreement or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3           Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their directors (including any persons named in the Prospectus with his consent, as about to become a director), and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the  Prospectus or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Prospectus as a part thereof or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, if used prior to the effective date of this agreement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representations or agents in violation of Section 4 of the Soliciting Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.4           Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5           The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6           The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefore, and (c) any termination of this Agreement.  A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.             Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

6.             Applicable Law; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Wisconsin; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Milwaukee, Wisconsin.

7.             Counterparts

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.             Successors and Amendment

This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

9.             Term

This Agreement may be terminated by either party (i) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (ii) by either party on 60 days’ written notice.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the minimum number of Shares have been sold and accepted by the Company, into such other account as the Company may designate; and (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall promptly pay to the Dealer Manager all fees to which the Dealer Manager is or becomes entitled under Section 3 at such time as such fees become payable.

10.           Confirmation

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

11.           Suitability of Investors

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors.

12.           Submission of Orders

(a) Each subscriber for Shares shall be required to (i) complete and execute duplicate originals of the subscription agreement (in the form included as an exhibit to the Prospectus and the Escrow Agreement) and any purchaser representative questionnaire or other document(s) which may be required by you or the Company in connection with such subscription (collectively, “Subscription Documents”) and (ii) tender payment in full for the Shares subscribed for (“Subscription Payment”); checks representing Subscription Payments should be made payable to “Klein Retail Centers, Inc. Escrow Account”; all Subscription Payments received by any Dealer (including you) shall be delivered to Century Bank and Trust (“Escrow Agent”), at 100 West Chicago Street, Coldwater, MI 49036, Attention: Jay Carlson, by 12:00, noon, on the business day following such receipt, together with a schedule setting forth the amount of each such Subscription Payment and the name, mailing address and state of residence of the subscriber. Subscription Payments received by the Escrow Agent shall be deposited and administered by it pursuant to the terms of the agreement by and among the Company, you and the Escrow Agent (“Escrow Agreement”). Concurrently with your delivery of each Subscription Payment to the Escrow Agent, you shall forward to the Company, at the address appearing in Section 13 hereof, two (2) executed originals of all related Subscription Documents, retaining copies of all such Subscription Documents for your records.

(b) Within thirty (30) days following receipt by it of executed Subscription Documents, the Company shall determine to accept or reject each subscription and shall notify you and the Escrow Agent orally (to be confirmed in writing). If the Company elects to accept a subscription, it shall, within forty-five (45) following receipt by it of executed Subscription Documents relating thereto, countersign and forward to the subscriber a counterpart original of the subscription agreement at the mailing address set forth therein. If the Company elects to reject a subscription, the related Subscription Payment shall, upon receipt by the Escrow Agent of oral notice (to be confirmed in writing) from the Company of such rejection, be returned within ten (10) business days following such notice, directly to the subscriber by the Escrow Agent, without interest thereon or deduction there from, pursuant to the terms of the Escrow Agreement. The Company reserves the right, in its sole discretion for any reason, to refuse to sell Shares to any person at any time.

(c) The Company may continue the Offering until (i) 3,000,000 Shares are sold or (ii) ____________, 20__, whichever first occurs; the Offering may be terminated at any time prior thereto at the discretion of the Company, or extended by amendment to this Agreement.

(d) Subject to the terms hereof and of the Escrow Agreement, the first disbursement of subscription proceeds (including disbursement of amounts due to you hereunder) shall take place not less than five (5) days nor more than fifteen (15) days following the date upon which cleared funds representing payment in full for the Shares purchased therewith have been received by the Escrow Agent under the terms of the Escrow Agreement, unless otherwise agreed in writing between you and the Company; such initial disbursement is referred to herein as the “Initial Closing,” and the date thereof is referred to as the “Initial Closing Date.” Following the Initial Closing, subscription proceeds shall be disbursed from time to time as agreed between the Company and the Placement Agent, but not less frequently than monthly; each such further disbursement of subscription proceeds is referred to herein as an “Additional Closing” and the date thereof as an “Additional Closing Date.” The Initial Closing and Additional Closings are sometimes referred to herein as a “Closing” or “Closings”; the Initial Closing Date and Additional Closing Dates are sometimes referred to herein as a “Closing Date” or “Closing Dates.” The last Closing Date hereunder is referred to herein as the “Final Closing Date”. The date, upon which the Offering shall terminate, for any reason, is referred to herein as the “Termination Date.”

(e) Each Closing shall take place at the offices of the Company or, at your option, at such other place as you may agree upon in writing with the Company.

(f) On or before each Closing Date, you shall supply to the Company a list setting forth the name and state of residence of each person to whom you have then distributed a Memorandum, together with the serial number of the Memorandum so distributed to each such person and an accounting for each serially-numbered Memorandum not distributed by you.

(g) After the Final Closing Date, you will not be considered to have any continuing or future duty or obligation of any kind to the Company.  You have not assumed, nor will you assume or be permitted to assume, any duties, responsibilities, or obligations with regard to the management, operations or any of the business affairs of the Company after the final Closing

 (h)           You will maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each potential investor. You hereby represent that you will communicate to each of your sales agents, representatives and other appropriate persons associated with you the above-referenced suitability standards. Notwithstanding the provisions of this Section 12, you shall not execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the potential investor.

(i)           Prior to participating in the Offering, you or a person associated with you shall have reasonable grounds to believe, based on information made available to you or such person by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Company.

13            Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:	Klein Retail Centers, Inc.
89 West Chicago Street
Coldwater, Michigan 49036
Attention: Kenneth S. Klein, President

If to the Dealer Manager:	Joel R. Blumenschein, President
Freedom Investors Corp.
333 Bishops Way, Suite 122
Brookfield, Wisconsin 53005

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 13.

This agreement may be executed in counterparts, including electronically transmitted counterparts, each of which shall be deemed an original and together shall be a single agreement. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

KLEIN RETAIL CENTERS, INC.

By:
Kenneth S. Klein, President

Accepted and agreed to as of the day and year first above written.

FREEDOM INVESTORS CORP.

By:
Joel R. Blumenschein, President